SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): December 13, 2012

5Barz International Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1218 Third Avenue, Suite 505

Seattle, Washington 98101

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (877) 723-7255

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Engagement of Maxim Group LLC

On November 30, 2012 5BARz International Inc. entered into an exclusive investment banking and financial advisory services agreement with Maxim Group LLC, a registered broker dealer with principle offices in New York, New York. The agreement requires the completion of a due diligence review of the Company.

A copy of the press release issued in conjunction with the engagement is attached hereto.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On November 29, 2012 5BARz International Inc. terminated the exclusive investment banking and advisory services agreement with NMS Securities, LLC. No fees are required in relation to the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2012

5BARz International Inc.

	By:	/s/ Daniel Bland
Daniel Bland President and Secretary

EXHIBIT INDEX

Exhibit No.          Description

10.1	Press Release - 5BARz International Inc. Enlists Maxim Group as Financial Advisor and Investment Banker